SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934
                             (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         CAVION TECHNOLOGIES, INC.
             (Name of Registrant as Specified in Its Charter)


                         -------------------------
                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
     11.
     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         CAVION TECHNOLOGIES, INC.
                           6446 SOUTH KENTON ST.
                         ENGLEWOOD, COLORADO 80111
                              (720) 875-1900


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 30, 2000


TO THE SHAREHOLDERS OF CAVION TECHNOLOGIES, INC.:

     On behalf of the board of directors, I cordially invite you to attend the annual meeting of shareholders of our company, Cavion Technologies, Inc., a Colorado corporation, to be held at the Hilton Denver Tech South, 7801 East Orchard Road, Englewood, Colorado, on Tuesday, May 30, 2000 at 9:00 a.m. Mountain Time for the purpose of considering and acting upon the following proposals:

     1. The election of five (5) directors to hold office until our next annual meeting of shareholders and until their respective successors have been elected or appointed;

     2. The ratification of the appointment of Arthur Andersen LLP as our independent public accountants for the calendar year ending December 31, 2000;

     3. The approval of an amendment to our Equity Incentive Plan to increase the number of shares reserved under the Plan; and

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed. Please read it carefully.

     Only holders of record of our $.0001 par value Class A common stock at the close of business on March 31, 2000, will be entitled to notice of and to vote at the meeting or at any adjournment or adjournments thereof. The Proxies are being solicited by our board of directors.

     Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed Proxy and return it promptly in the enclosed envelope which requires no additional postage if mailed in the United States. Mailing in your Proxy will not affect your right to vote in person if you attend the meeting or to amend your Proxy prior to the meeting.

Englewood, Colorado                            DAVID J. SELINA
May 1, 2000                          CHAIRMAN OF THE BOARD AND PRESIDENT





                         CAVION TECHNOLOGIES, INC.
                           6446 South Kenton St.
                         Englewood, Colorado 80111
                              (720) 875-1900
                      ------------------------------

                              PROXY STATEMENT
                      ------------------------------

                      ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 30, 2000

                            GENERAL INFORMATION


     THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CAVION TECHNOLOGIES, INC., ALSO CALLED CAVION.COM, FOR USE AT OUR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT THE HILTON DENVER TECH SOUTH, 7801 EAST ORCHARD ROAD, ENGLEWOOD, COLORADO, ON TUESDAY, MAY 30, 2000, AT 9:00 A.M., MOUNTAIN TIME. IT IS ANTICIPATED THAT THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY WILL BE MAILED TO OUR SHAREHOLDERS ON OR ABOUT MAY 1, 2000.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving us a later dated written revocation of Proxy, providing us with a later dated amended Proxy, or voting in person at the meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to our shareholders, will be paid by us. It is anticipated that solicitations of Proxies for the meeting will be made only by use of the mails; however, we may use the services of our directors, officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of our shares in their records. We will reimburse them for the reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid Proxies will be voted as instructed therein at the meeting.

                   SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of our $.0001 par value Class A common stock, and only shareholders of record at the close of business on Friday, March 31, 2000, are entitled to notice of and to vote at the meeting or any adjournment thereof. On that date we had 4,935,308 shares of common stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the meeting, including the election of directors. Cumulative voting in the election of directors is not permitted.

     A majority of the outstanding shares of common stock represented in person or by Proxy and entitled to vote will constitute a quorum at the meeting.

                          PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to the beneficial ownership of our common stock as of April 14, 2000, by

     o each person known by us to be the beneficial owner of more than 5% of our common stock;

     o    each of our directors;

     o    each of our executive officers; and

     o    all of our executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner below is 6446 South Kenton Street, Englewood, Colorado 80111.


                           NUMBER OF SHARES
      NAME OF              OF COMMON STOCK              PERCENT
  BENEFICIAL OWNER        BENEFICIALLY OWNED          OF OWNERSHIP
 ------------------      --------------------        --------------

Venture Funding, Ltd.          926,102                   18.7%
12875 E. Arapahoe Road
Englewood, CO 80112

Boutine Capital, LLC           738,370                   15.0%
5460 S. Quebec St. #220
Englewood, CO 80111

Craig E. Lassen                307,575                    6.2%
245 Poplar Street
Denver, CO 80220

David J. Selina                314,361                    6.2%

Marshall E. Aster               40,000                     *

Jeffrey W. Marshall            248,898                    5.0%

Daniel W. Dudley                25,334                     *

Marvin C. Umholtz               6,667                      *

Stephen B. Friedman             27,500                     *

John R. Evans                   29,130                     *

David E. Maus                    -0-                      -0-

All directors and
 executive officers
 as a group (8 persons)        691,980                   13.4%


-------------------------

*Less than 1% of the outstanding common stock.

In the preceding table:

     o Includes 898,602 shares owned by Venture Funding, Ltd. of which Andrew I. Telsey, a former director of cavion.com, is the sole shareholder.

     o The shares owned by the executive officers and directors include or consist of the following shares acquirable upon exercise of stock options which are exercisable within 60 days of this Proxy
          Statement: Mr. Selina 100,000, Mr. Aster 40,000, Mr. Marshall 33,334, Mr. Dudley 13,334, Mr. Umholtz 6,667, Mr. Friedman 27,500 and Mr. Evans 13,750.

                           ELECTION OF DIRECTORS

     Our board of directors recommends the election as directors of the five (5) nominees listed below. The five nominees, if elected, will hold office until our next annual meeting of shareholders and until their successors are elected or appointed or until their earlier death, resignation or removal. IT IS INTENDED THAT SHARES REPRESENTED BY PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS A CONTRARY DIRECTION IS INDICATED. If at the time of the meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by our board of directors.

     The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by him, and the period during which he has served as a director:


                                                          PERIOD SERVED
                           ALL POSITIONS AND OFFICES       AS DIRECTOR
NAME               AGE        HELD WITH CAVION.COM        OF CAVION.COM
-------------------------------------------------------------------------

David J. Selina     50    Chairman of the Board,              Since
                          President, Chief Executive      February 1999
                          Officer and Chief Operating
                          Officer

Jeffrey W. Marshall 34    Vice President of Software          Since
                          Development and Director        February 1999

Stephen B. Friedman 58    Director                       Since April 1999

John R. Evans       45    Director                    Since October 1999

David E. Maus       50    Director                       Since March 2000


     None of the nominees hold directorships in any other company having a class of securities registered under the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended.

                   MEETINGS AND COMMITTEES OF THE BOARD

     Until December 16, 1999, the board of directors acted as our compensation committee. On that date, Messrs. Friedman and Evans were appointed as members of the compensation committee by the board. The compensation committee evaluates our compensation and benefit policies and makes recommendations to the board concerning them. The compensation committee also administers our Equity Incentive Plan. The committee held no meetings during the last calendar year.

     The audit committee reviews the scope and timing of our audit services, the independent auditors and their audit reports. The audit committee also meets with the financial staff to review accounting procedures and reports. The audit committee currently consists of Messrs. Friedman and Evans. It held no meetings during the last calendar year.

     Our board of directors met in person four times during the last calendar year and 21 other meetings were conducted by unanimous written consent of the directors. There are no incumbent directors who during the last fiscal year attended fewer than 75% of the aggregate of all meetings of the board and of all committees of the board on which he serves.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     One of the members of our compensation committee, John R. Evans, was a director of Convergent Communications, Inc. until April 2000 and he served as Convergent's Chief Executive Officer and Chairman of the Board until March 31, 2000. In October 1999, we contracted with Convergent Communications Services, Inc., a subsidiary of Convergent Communications, Inc., to provide connectivity between our network and our customers for a monthly fee. Convergent also purchased our existing host site equipment at the time for $286,000. Convergent owns 67,603 shares of our common stock.

                     DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below are the names of all of our directors and executive officers, their ages, all positions and offices held by each of them and the periods served, and their principal occupations and employment during the last five years:

     DAVID J. SELINA, age 50, has served as our President, Chief Operating Officer and a Director since February 1, 1999, and has served as our Chief Executive Officer and Chairman of the Board since March 19, 1999. Mr. Selina was the President and Chief Operating Officer of our predecessor, LanXtra, Inc., from December 1997, and a Director from January 1998, until that company's dissolution in July 1999. From June 1995 to June 1997, Mr. Selina was the President and Chief Executive Officer of Lasertec, Inc., a mailing and fulfillment operation in Auburn Hills, Michigan. He was the Regional Manager of the Credit Union Services Division for Electronic Data Systems from November 1993 to June 1995. From March 1986 to November 1993, Mr. Selina held various management positions, including President and Chief Executive Officer, at World Computer, a provider of data processing systems and services to credit unions throughout the U.S. and Canada. Mr. Selina has over 26 years experience in the credit union industry.

     MARSHALL E. ASTER, age 46, became our Chief Financial Officer on March 8, 1999, our Secretary on March 22, 1999, and a Vice President on March 22, 2000. Mr. Aster was the Chief Financial Officer at Intertech Plastics, Inc., a plastics manufacturer in Denver, Colorado, from May 1997 to July 1998. Prior to that time, he served in the positions of Vice President of Finance and Administration and Senior Vice President of Finance and Administration at EDI, Inc., a technology based information service located in Los Angeles, California, from October 1989 until May 1997. Mr. Aster served in the positions of Director, Vice President and Senior Vice President of Corporate Financial Planning at Lorimar-Telepictures Corporation, an entertainment company, from March 1984 to October 1989.

     JEFFREY W. MARSHALL, age 34, has served as our Vice President of Software Development since February 1999, and as a Director since May 1999. He was the Vice President of Software Development of our predecessor, LanXtra, Inc. from December 1997 and a co-founder of our company. He was employed by LanXtra as a software engineer from July 1996 until he was promoted to Vice President in December 1997. Mr. Marshall was a programmer for Chemical Waste Management, a waste treatment concern in Denver, Colorado, from September 1994 to July 1996. From August 1993 to September 1994, Mr. Marshall developed relational database software for Williams Thatcher Rand/Milliman & Robertson, actuarial consultants in Denver, Colorado.

     DANIEL W. DUDLEY. Mr. Dudley, age 40, has served as our Vice President of e-commerce since June 1, 1999. From April 1997 to May 1999, Mr. Dudley was the Senior Vice President and General Manager at SkyTeller, L.L.C., a financial services firm in Denver, Colorado. From December 1991 to April 1997, he held various positions, including Vice President of Data Products, at The Polk Company, a marketing firm in Denver, Colorado.

     MARVIN C. UMHOLTZ. Mr. Umholtz, age 48, has served as our Vice President of Sales and Marketing since September 1, 1999, and as our Eastern Regional Sales Manager from April 1, 1999 to September 1, 1999. From October 1997 to April 1999, Mr. Umholtz was an independent consultant and strategic planner serving credit unions, credit union service organizations and credit union vendors. From April 1990 to September 1997, he held various positions, including Senior Vice President of the Government and Public Affairs Group and Executive Vice President and Chief Operating Officer of Association Services, at the Michigan Credit Union League and its subsidiary, CUcorp, in Lansing and Plymouth, Michigan.

     JOHN R. EVANS, age 45, has served as a Director of cavion.com since October 1999. He is the principal of Evans Capital Management, LLC in Englewood, Colorado, a financial consulting company. He was one of the founders of Convergent Communications, Inc. in Englewood, Colorado, and he served as a board member from 1995 until April 2000. Mr. Evans also served as their Chief Executive Officer and Chairman of the Board from 1995 until March 2000. Prior to that time, he served as the Chief Financial Officer and Executive Vice President of ICG Communications, Inc. in Englewood, Colorado, from 1991 until December 1995. Before joining ICG, Mr. Evans was the Controller of Shaw Industries, an electrical products company, for approximately three years.

     STEPHEN B. FRIEDMAN, age 58, has served as a Director of cavion.com since April 1999. He has been a business consultant to various companies since January 1997. Mr. Friedman was the President of the Asia/Pacific division of American Express Company from July 1993 to December 1996. Prior to that time he served in various executive positions at American Express from October 1978 to June 1993.

     DAVID E. MAUS, age 50, has served as a Director of cavion.com since March 2000. Since 1979, Mr. Maus has served as President and Chief Executive Officer of the Public Service Credit Union, Denver, Colorado, which has over $300 million in assets and a loan portfolio in excess of $250 million. Since 1999, Mr. Maus has also served as Chairman of the Credit Union National Association, which represents over 10,000 credit unions nationally. In addition, Mr. Maus has served as Chairman of the Division of Financial Services Board, the regulatory agency in Colorado which oversees state chartered credit unions and savings and loan associations since 1993, and as Chairman of the Board of Directors of Members' Insurance since 1985. For the past 17 years, Mr. Maus has served as a board member of the Colorado Credit Union System, and he has served as a board member of Credit Union Service Network, Shared Branching Network for Colorado credit unions since 1992.

     There is no arrangement or understanding between any of our directors or executive officers and any other person or persons pursuant to which he was or is to be selected as a director or executive officer nor is there any family relationship between or among any of our directors or executive officers.

                          EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us or our predecessor, LanXtra, during each of the three most recently completed fiscal years, to our Chief Executive Officer, a former Chief Executive Officer and the two other most highly compensated executive officers we employed during 1999 (the "Named Executive Officers").


                                 Salary       Securities       All
                                 ------       Underlying      Other
                                               Options     Compensation
                                              ----------   ------------
                      Fiscal     Annual       Long-Term
                       Year   Compensation   Compensation
                      ------  ------------   ------------

David J. Selina        1999   $120,083        150,000            -
  Chairman, President, 1998   $105,402              -            -
  Chief Executive      1997$  8,333(1)              -            -
  Officer and Chief
  Operating Officer

Jeffrey W. Marshall    1999   $113,833         50,000            -
  Vice President       1998   $ 76,333              -            -
  of Software          1997   $ 56,426              -            -
  Development

Marshall E. Aster      1999$ 87,047(2)         40,000            -
  Vice President,
  Chief Financial
  Officer and Secretary

Craig E. Lassen(3)     1999   $ 37,369              -  $35,000(4)
  Former Chairman of   1998   $ 75,481              -            -
  the Board and Chief  1997   $ 68,747              -            -
  Executive Officer


---------------------
(1)  Mr. Selina joined LanXtra in December 1997.
(2)  Mr. Aster joined cavion.com in March 1999.
(3) Mr. Lassen resigned as Chief Executive Officer and a Director of cavion.com in February 1999 and as an employee in April 1999.
(4)  Consists of payments for consulting services.


OPTION GRANTS IN 1999

     The following table provides information regarding options granted during 1999 to the Named Executive Officers:


                                                   INDIVIDUAL GRANTS
                                                   -----------------

                                                    PERCENT OF TOTAL
                                SHARES              OPTIONS GRANTED
                              UNDERLYING              TO EMPLOYEES
NAME                           OPTIONS                  IN 1999
----                         ------------          -----------------

David J. Selina               150,000(2)                  30%
Jeffrey W. Marshall           50,000(2)                   10%
Marshall E. Aster             40,000(3)                    8%
Craig E. Lassen                   -                        -



                                                    5%               10%
                                                    --               ---
                                                    POTENTIAL REALIZABLE
                                                      VALUE AT ASSUMED
                       EXERCISE     EXPIRATION     ANNUAL RATES OF STOCK
NAME                    PRICE         PRICE        PRICE APPRECIATION(1)
----                   --------    -----------    -----------------------
David J. Selina         $3.00        3/19/09        $283,500    $715,500
Jeffrey W. Marshall     $3.00        3/19/09         $94,500    $238,500
Marshall E. Aster       $3.00        3/19/09         $75,600    $190,800
Craig E. Lassen           -             -                -           -


------------------

(1) The dollar amounts under these columns represent the potential realizable value of each option granted assuming that the market price of the common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC, and are not intended to forecast possible future appreciation of the price of the common stock.
(2) Options vest in three equal semi-annual installments commencing September 19, 1999.
(3) Options vest in four equal quarterly installments commencing September 8, 1999.

AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     No options were exercised by any of the Named Executive Officers during 1999. The following table provides information regarding the amount and value of options held by the Named Executive Officers at December 31, 1999.

                 EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
                 -----------  -------------   -----------  -------------
                 NUMBER OF SHARES UNDERLYING      VALUE OF UNEXERCISED
                     UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                     -------------------          --------------------

David J. Selina      50,000      100,000         $237,500     $475,000
Jeffrey W. Marshall  16,667       33,333          $79,168     $158,332
Marshall E. Aster    20,000       20,000          $95,000      $95,000
Craig E. Lassen           -            -                -            -


EMPLOYMENT AGREEMENTS

     Under an employment agreement dated February 1, 1999, David J. Selina agreed to serve as our President and as Director. Under the agreement, Mr. Selina is entitled to a minimum base salary of $125,000 per year, participation in a cash bonus pool based upon our business goals and profitability as determined by disinterested members of our Board of Directors, as well as other employee benefits. Effective March 1, 2000, our Board increased Mr. Selina's salary to $160,000 per year.

     Under an employment agreement dated February 1, 1999, Jeffrey W. Marshall agreed to serve as our Vice President of Software Development. The agreement provides that Mr. Marshall is entitled to receive a minimum base salary of $100,000 per year, to participate in the bonus pool described above, and to receive other employee benefits. Effective March 1, 2000, our Board increased Mr. Marshall's salary to $131,000 per year.

     Marshall E. Aster agreed to serve as our Chief Financial Officer under an employment agreement effective March 8, 1999. Under the agreement, Mr. Aster is entitled to a minimum base salary of $105,000, participation in the bonus pool described above and other employee benefits. Effective March 1, 2000, our Board increased Mr. Aster's salary to $120,000 per year.

     Under each of these employment contracts, if the employment of the executive is terminated for any reason other than the dissolution of cavion.com, the death or disability of the executive, or for cause, or if the executive resigns for good reason within three months after a change of control of cavion.com, the executive will be entitled to severance compensation. Severance pay is equal to twelve months of base salary as in effect at the time of termination, except for Mr. Aster, whose severance pay is equal to six months of base salary, increasing to twelve months at the earlier of: the first anniversary of his employment if cavion.com is profitable on an after-tax basis at that time or, if not profitable at the first anniversary, on the second anniversary of employment, or a change of control.

     Craig E. Lassen agreed to serve as our Chairman of the Board and Chief Executive Officer under an employment agreement dated February 1, 1999. Under the agreement, Mr. Lassen was to receive a base salary of $125,000, participation in the bonus pool described above, and other employee benefits. Mr. Lassen resigned as Chairman of the Board, Chief Executive Officer and a Director effective March 18, 1999. His resignation as an employee was effective April 16, 1999. In June 1999, we entered into an agreement with Mr. Lassen under which we will pay Mr. Lassen an aggregate of $75,000 for consulting services.

     In addition, each of Messrs. Selina, Aster, Marshall and Lassen agreed under his respective employment contract to protect our confidential information, to refrain from soliciting our customers or employees for a competing business, and to assign to us all rights in intellectual property developed during the term of employment that relates to our business. These obligations generally survive termination of employment for periods of one to three years.

DIRECTOR COMPENSATION

     While we do not pay cash compensation to our directors, they are reimbursed for the expenses they incur in attending meetings of the Board or committees of the Board. Directors may also receive options to purchase common stock awarded under our Equity Incentive Plan at the discretion of the compensation committee. We have granted to each of our non-employee directors an option to purchase 27,500 shares of common stock, which vests in four equal quarterly installments commencing within four months of its grant date. The compensation committee has also granted stock options to the two other directors who are also employees. See "Executive Compensation." The exercise price of each of these options was equal to the fair market value of our common stock at the date of grant.

                        RELATED PARTY TRANSACTIONS

     We believe that each of the following transactions was made on terms no less favorable to us than could have been obtained from an unaffiliated third party on an arm's length basis. We have adopted a policy under which any future transactions with our shareholders, officers and directors, or their affiliates, will be subject to the approval of a majority of the independent and disinterested outside directors and will be conducted on terms no less favorable to us than could be obtained from unaffiliated third parties on an arm's length basis.

THE LANXTRA REORGANIZATION

     We were incorporated in August 1998 for the purpose of acquiring the assets and business operations of LanXtra, Inc. Prior to the acquisition, we and certain of our current directors, executive officers and 5% shareholders provided bridge funding (in the form of loans) to LanXtra in the principal amounts of $335,000 and $115,000, respectively. On February 1, 1999, we completed the acquisition of LanXtra's assets. In that acquisition, we issued to LanXtra 376,299 shares of our common stock and 28,648 shares of our Class B common stock and assumed LanXtra's liabilities. The loans made by our affiliates were repaid in November 1999 in accordance with the terms of the notes executed in connection with such loans.

     The following table sets forth (i) the number of shares of our common stock and Class B common stock received by our affiliates in connection with the acquisition of LanXtra; (ii) the amount of funds loaned to LanXtra by our affiliates; and (iii) the amount of principal and interest repaid to our affiliates.

                                     SHARES OF
                      SHARES OF       CLASS B
OFFICER, DIRECTOR    COMMON STOCK   COMMON STOCK  LOANED TO   REPAID BY
  OR 5% SHAREHOLDER    RECEIVED     RECEIVED(1)    LANXTRA    CAVION.COM
-------------------  ------------   ------------   --------   ----------

David J. Selina            -            3,306      $30,000      $40,500
Jeffrey W. Marshall        -            5,509      $50,000      $67,500
Craig E. Lassen         98,520            -        $45,000      $54,763


---------------

(1) Each issued and outstanding share of Class B common stock was converted to one share of common stock on March 31, 2000.


EQUITY TRANSACTIONS

     In August 1998, our founding shareholders, Venture Funding, Ltd. and Boutine Capital, LLC, purchased 1,100,000, and 900,000 shares, respectively, of our common stock at a purchase price of $.0001 per share. In December 1998, each of David Selina and Jeff Marshall, members of our management, and Craig Lassen, a former executive officer, purchased 208,452 shares of common stock at a purchase price of $.01 per share.

OTHER TRANSACTIONS

     In connection with the private placements of our securities conducted in February 1999, August 1999, and February 2000, we paid First Capital Investments, Inc. an 8%, 9% and 8% placement agent commission, respectively, which totaled approximately $251,600, and warrants to purchase 5,640 shares of our common stock exercisable at $.01 per share, and 20,500 shares of our common stock exercisable at $13.20 per share. Julie Graham, the sole shareholder of First Capital, is the sole member of Boutine Capital, LLC, one of our principal shareholders.

     On August 18, 1999, we entered into an agreement with MoneyLine America, LLC to provide online mortgage lending services for our credit unions and their members, via CUiNetr. Under this agreement, MoneyLine paid us an annual fee for the year 2000 of $300,000. Boutine Capital owned 50% of MoneyLine America on August 18, 1999, the date of the agreement, and currently owns 5% of MoneyLine.

     In October 1999, we entered into a contract with Convergent Communications Services, Inc., pursuant to which Convergent provides connectivity between our network and our customers for a monthly fee, the amount of which fluctuates based on the total number of connections maintained and the amount of bandwidth provided. For the month ended March 31, 2000, the amount of this fee was approximately $40,000. We also sold our host site equipment to Convergent for a purchase price of $286,000 in October 1999, pursuant to the same contract. In addition, in December 1997, our predecessor, LanXtra, purchased equipment from Convergent for $78,673 in connection with a network upgrade performed by LanXtra. Convergent also received 67,603 shares of our common stock in connection with our purchase of the assets of LanXtra in February 1999. One of our directors, John R. Evans, was a director of Convergent until April 2000 and he served as its Chief Executive Officer and Chairman until March 31, 2000.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

               APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of Arthur Andersen LLP ("Andersen") audited our financial statements for the periods ended December 31, 1998 and December 31, 1999. Although ratification of the appointment of Andersen for the fiscal year ending December 31, 2000 is not required by Colorado law, our articles of incorporation or bylaws, our board of directors believes a decision of this nature should be made with the consideration of the shareholders. Accordingly, the shareholders are being asked to consider the ratification of the appointment of Andersen for the calendar year ending December 31, 2000. If a significant number of shares are voted against the appointment or if either the services or price offered by Andersen are not satisfactory to the board of directors, the board will reconsider the selection of Andersen for the calendar year ending December 31, 2000. It is expected that a representative of Andersen will be present at the meeting to respond to appropriate questions and be given the opportunity to make a statement if he so desires.

  OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS
              FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2000.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                  AMENDMENT TO OUR EQUITY INCENTIVE PLAN

     The Equity Incentive Plan was adopted by our board of directors on March 19, 1999 and approved by our shareholder on March 8, 2000. The Plan provides for grants of incentive stock options, nonqualified stock options, restricted stock and stock appreciation rights to our designated employees, officers, directors, advisors and independent contractors. On February 25, 2000, our compensation committee approved an amendment to the Plan to increase the number of shares reserved under the Plan by 245,000 shares. Our board of directors and the compensation committee (presently consisting of Stephen B. Friedman and John R. Evans, both of whom are outside directors) believe that an increase in the number of options available for grant is important to provide flexibility to the committee in its administration of the Plan. By encouraging stock ownership, we seek to motivate those persons to participate in the increased value of cavion.com which their effort, initiative, and skill have helped produce, to permit us attract and retain new people, and to continue to provide incentives and promote our financial success and progress. In addition, the grant of stock options can be made by us without the expenditure of our limited cash or other liquid resources, which are being preserved for our expanded marketing efforts and continuous research and development programs to stay competitive in a rapidly changing technological environment. Our shareholders are being asked to approve an increase the number of shares reserved under the Plan from 750,000 to 995,000.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             "FOR" THE AMENDMENT TO THE EQUITY INCENTIVE PLAN.

 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              OTHER BUSINESS

     As of the date of this Proxy Statement, our management was not aware of any other matter to be presented at the meeting other than as presented. However, if any other matters are properly brought before the meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     For the election of directors, of the shares represented in person or by proxy at the meeting and entitled to vote, that number of nominees equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the board of directors. For the ratification of the auditors and the amendment to our Equity Incentive Plan, of the shares represented in person or by proxy at the meeting and entitled to vote, the votes cast favoring the ratification or approving the amendment must exceed the votes opposing it. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast in favor of the election of our directors, the ratification of our auditors and the approval of the amendment will be counted as votes in favor or affirmative votes.

                               ANNUAL REPORT

     Our annual report for the fiscal year ended December 31, 1999 accompanies this Proxy Statement and it includes our audited financial statements. Copies of our Form 10-KSB for the calendar year ended December 31, 1999 are available from us upon written request of a shareholder. In addition, copies of the exhibits to the Form 10-KSB are available from us upon written request of a shareholder and payment of our out-of pocket expenses. Also, the Securities and Exchange Commission maintains a website at (http://www.sec.gov.) that contains the Form 10-KSB, the exhibits filed with the Form 10-KSB, and all other information filed electronically by us with the Commission.

               SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the common stock is listed for trading. Those persons are required by regulations promulgated under the Act to furnish us with copies of all reports filed. We are not aware of any untimely filed reports for 1999.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR OUR NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any proposal from a shareholder intended to be presented at our next annual meeting of shareholders to be held in May 2001, must be received at the offices of the Company, 6446 South Kenton St., Englewood, Colorado 80111 no later than January 1, 2001, in order to be included in the our proxy statement and proxy for that meeting. In addition, any such proposal must satisfy the conditions established by the SEC for shareholder proposals to be included in the proxy statement for that meeting.

Englewood, Colorado                            DAVID J. SELINA
May 1, 2000                          CHAIRMAN OF THE BOARD AND PRESIDENT


                                 APPENDIX

                         CAVION TECHNOLOGIES, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints David J. Selina and Marshall E. Aster, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Class A common stock of Cavion Technologies, Inc. held of record by the undersigned on March 31, 2000, at our Annual Meeting of Shareholders to be held on May 30, 2000 or any adjournment thereof.

1.   ELECTION OF FIVE DIRECTORS.

[ ] FOR all nominees listed below (except as marked to the contrary)

[ ]       WITHHOLD AUTHORITY to vote for all the nominees listed below

     David J. Selina                 Jeffrey W. Marshall
     Stephen B. Friedman             John R. Evans
     David E. Maus

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, CROSS OUT THAT NOMINEE'S NAME ABOVE.)

2. TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2000.

          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

3. TO APPROVE AN AMENDMENT TO OUR EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE PLAN.

          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated: ----------------, 2000

                                   -----------------------------------

                                   -----------------------------------
                                   Signature(s) of Shareholder(s)

                                   Signature(s) should agree with the
                                   name(s) stenciled hereon.  Executors,
                                   administrators, trustees, guardians and
                                   attorneys should indicate when signing.
                                   Attorneys should submit powers of
                                   attorney.


     PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING OR TO SUBMIT A LATER DATED REVOCATION OR AMENDMENT TO THIS PROXY ON ANY OF THE ISSUES SET FORTH ABOVE.


                                 APPENDIX

                         CAVION TECHNOLOGIES, INC.
                        EQUITY INCENTIVE PLAN 1999


     1. PURPOSE. Cavion Technologies, Inc. (the "Company") hereby establishes its Equity Incentive Plan (the "Plan"). The purpose of the Plan is to help the Company and its subsidiaries to attract and retain competent employees, officers, directors, advisors and independent contractors by providing them with an opportunity to participate in the increased value of the Company which their effort, initiative, and skill have helped produce.

     2.   GENERAL PROVISIONS.

          (a) The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of two or more directors designated by the Board of Directors (the "Board"). If and to the extent that Securities Exchange Act Rule 16b-3 or Internal Revenue Code Section 162 are applicable to the Plan, Committee members shall qualify as "Non-Employee Directors" within the meaning of Securities Exchange Act Rule 16b-3 and as "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3). (In the event Rule 16b-3 or Treasury Regulation Section 1.162-27(e)(3) is amended, modified or repealed, the requirements for being a member of the Committee shall reflect the then current requirements of the successor rule or regulation, if any.) Options granted under the Plan are intended to qualify for the "qualified performance based compensation" exception to Internal Revenue Code Section 162(m). Notwithstanding the foregoing, if it would be consistent with all applicable laws, including without limitation Rule 16b-3 and Treasury Regulation Section 1.162-27(e)(3), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall be read as referring to the Board of Directors.

          (b) The Committee shall have full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. The Committee shall determine, in its sole discretion, which participants under the Plan shall be granted restricted stock, stock options or stock appreciation rights, the time or times at which stock, options and rights are granted, as well as the number of shares and the duration of the options or rights which are granted to participants; provided, however, that no participant may be granted more than 250,000 options under the Plan in any three year period. The Committee shall also determine any other terms and conditions relating to restricted stock, options and rights granted under the Plan as the Committee may prescribe, in its sole discretion. The Committee shall make all other determinations and take all other actions which it deems necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

          (c) Any action of the Committee with respect to the Plan shall be taken by majority vote or by the unanimous written consent of the Committee members. The Committee may, in its discretion, delegate its administrative duties with respect to the Plan to an officer or employees, or to a committee composed of officers or employees, of the Company.

          (d) The Board (with members of the Committee abstaining) shall have the authority to make grants under the Plan to members of the Committee and may also establish a formula by which grants will automatically be made to members of the Committee. The Committee shall have the authority to make grants hereunder to members of the Board other than Committee members and may also establish a formula by which grants will automatically be made to Board members.

     3. ELIGIBILITY. Employees, officers, directors, advisors and independent contractors of the Company and its subsidiaries shall be eligible to participate in the Plan and to receive restricted stock, options and rights hereunder, except where the Committee determines that a particular subsidiary will not participate in the Plan. However, Incentive Stock Options may only be granted to officers and directors who are employees of the Company or its subsidiaries at all times during the period beginning on the date of grant of the option and ending on the day three months before the date of exercise.

     4. SHARES SUBJECT TO PLAN. The aggregate number of shares of the Company's Common Stock which may be issued to participants shall be 995,000 shares, subject to adjustment as provided in Section 9. These shares may consist of shares of the Company's authorized but unissued Class A Common Stock or shares of the Company's authorized and issued Class A Common Stock reacquired by the Company and held in its treasury or any combination thereof. To the extent that a participant pays for the exercise of an option with shares of the Company's stock rather than cash, the tendered shares shall be deemed to be added back to the Plan, increasing the total number of shares subject to and reserved for the Plan by that amount. If an option granted under the Plan is surrendered, or for any other reason ceases to be exercisable in whole or in part, the shares as to which the option ceases to be exercisable shall be available to be granted to the same or other participants under the Plan, except to the extent that an option is deemed surrendered by the exercise of a tandem stock appreciation right and that right is paid by the Company in stock, in which event the shares issued in satisfaction of the right shall not be available for new options or rights under the Plan. Shares of restricted stock that are forfeited under the Plan shall be deemed to be added back to the Plan, increasing the total number of shares subject to and reserved for the Plan by that amount.

     5.   STOCK OPTIONS.

          (a) TYPE OF OPTIONS. Options granted may be either Nonqualified Stock Options or Incentive Stock Options as determined by the Committee in its sole discretion and as reflected in the Notice of Grant issued by the Committee. "Incentive Stock Option" means an option intended to qualify as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). "Nonqualified Stock Option" means an option not intended to qualify as an Incentive Stock Option or an Incentive Stock Option which is converted to a Nonqualified Stock Option, either under Section 8(b) hereof or by operation of law.

          (b) OPTION PRICE. The price at which options may be granted under the Plan shall be determined by the Committee at the time of grant as follows:

               (i) For Incentive Stock Options the option price shall be equal to 100% of the Fair Market Value of the stock (as defined below); provided, however, that for Incentive Stock Options granted to any person who, at the time such option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or its parent or subsidiary corporation, the Option Price shall be 110% of the Fair Market Value.

               (ii) For Nonqualified Stock Options the option price may be less than the Fair Market Value of the stock, but in no event shall the option price be less than fifty percent (50%) of the Fair Market Value. However, any grant of a Nonqualified Stock Option at a price less than Fair Market Value will not qualify for the "qualified performance based compensation" exception to Internal Revenue Code Section 162(m).

               (iii) "Fair Market Value" shall mean, if there is an established market for the Company's Common Stock on a stock exchange, in an over-the-counter market or otherwise, the mean of the highest and lowest quoted selling prices on the valuation date. Unless otherwise specified by the Committee at the time of grant (or in the formula applicable to such grant), the valuation date for purposes of determining the option price shall be the date of grant. The Committee (or the Board of Directors with respect to grants to Committee members) may specify that, instead of the date of grant, the valuation date shall be a valuation period of up to ninety (90) days prior to the date of grant, and Fair Market Value for purposes of such grant shall be the average over the valuation period of the mean of the highest and lowest quoted selling prices on each date on which sales were made in the valuation period. If the Committee fails to specify a valuation period and there were no sales on the date of grant then Fair Market Value shall be determined as if the Committee had specified a thirty (30) day valuation period. If there is no established market for the Company's Common Stock, or if there were no sales during the applicable valuation period, the determination of Fair Market Value shall be established by the Committee in its sole discretion, considering the criteria set forth in Treas. Reg. Section 20.2031-2 or successor regulations.

          (c) EXERCISE OF OPTION. The right to purchase shares covered by any option or options under the Plan shall be exercisable only in accordance with the terms and conditions of the grant to the participant. Such terms and conditions may include a time period or schedule over which the options become exercisable, or "vested", and may provide that certain conditions, such as continuous service or specified performance criteria or goals, must be satisfied for such vesting. The determination as to whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants.

               The Committee may provide that an option will be exercisable prior to vesting, and that upon exercise the participant will receive restricted stock (as described in Section 7), subject to restrictions reflecting any vesting period or conditions of the option that are unfulfilled at the time of exercise.

               Options shall be exercised when written notice of exercise by the participant, and full payment for the shares with respect to which the option is exercised, has been received by the Company at its principal office. The exercise of options shall be paid for in cash or in shares of the Company's Common Stock, or any combination thereof. Shares tendered as payment for option exercises shall be valued at the Fair Market Value of the shares on the date of exercise. The Committee may, in its discretion, agree to a loan by the Company to one or more participants of a portion of the exercise price (not to exceed the exercise price minus the par value of the shares to be acquired, if any) for up to three (3) years with interest payable at the prime rate quoted in the Wall Street Journal on the date of exercise. The Board may approve such loans to members of the Committee.

               The Committee may also permit a participant to effect a net exercise of an option without tendering any shares of the Company's stock as payment for the option. In such an event, the participant will be deemed to have paid for the exercise of the option with shares of the Company's stock and shall receive from the Company a number of shares equal to the difference between (i) the shares that would have been tendered to pay the option price and withholding taxes, if any, and (ii) the number of options exercised.

               The Committee may also cause the Company to enter into arrangements with one or more licensed stock brokerage firms whereby participants may exercise options without payment therefor but with irrevocable orders to such brokerage firm to immediately sell the number of shares necessary to pay the option price and withholding taxes, if any, and then to transmit the proceeds from such sales directly to the Company in satisfaction of such obligations.

               A participant shall have no rights as a shareholder with respect to any shares of common stock subject to an option prior to the date of exercise of the option.

          (d) DURATION OF OPTIONS. Unless otherwise prescribed by the Committee or the Plan, options granted hereunder shall expire ten (10) years from the date of grant, subject to early termination as provided in
Section 8.

          (e) INCENTIVE STOCK OPTION LIMITATIONS. In no event shall an Incentive Stock Option be granted to any person who, at the time such option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, unless the option price is at least 110% of the Fair Market Value of the stock subject to the option, and such option is by its terms not exercisable after the expiration of five (5) years from the date of grant. The aggregate Fair Market Value (determined as of the time that option is granted) of the shares with respect to which Incentive Stock Options are exercisable for the first time by any individual employee during any single calendar year under the Plan shall not exceed $100,000. In addition, employees are advised that in order to receive the tax benefits of an Incentive Stock Option, they must not resell or otherwise dispose of the stock acquired upon exercise of the Incentive Stock Option until two
(2) years after the date the option was granted and one (1) year after it was exercised.

     6.   STOCK APPRECIATION RIGHTS.

          (a) GRANT. Stock appreciation rights may be granted by the Committee under the Plan upon such terms and conditions as it may prescribe. A stock appreciation right may be granted in connection with an option (the "Related Option") previously granted or to be granted under the Plan (a "Tandem Right"), or may be granted separately (a "Separate Right"). Upon grant of a Separate Right, the Committee shall specify an exercise price for the right. Upon exercise of a stock appreciation right, the participant is entitled to receive the excess of Fair Market Value, on the date of exercise, of the Company's Common Stock over the option price of the Related Option (in the case of a Tandem Right), or over the exercise price of the right (in the case of a Separate Right). Such excess is hereafter called "the differential."

          (b) EXERCISE OF STOCK APPRECIATION RIGHTS. Stock appreciation rights shall be exercisable and payable in the following manner:

               (i) A Separate Right shall be exercisable at the time or times prescribed by the Committee. A Tandem Right shall be exercisable at the same time or times that the Related Option could be exercised. Stock appreciation rights shall be exercised when written notice of exercise by the participant has been received by the Company at its principal office. Upon receipt of such notice, the Company shall determine, in its sole discretion, whether the participant's stock appreciation rights shall be paid in cash or in shares of the Company's Common Stock or any combination of cash and shares and thereupon shall, without deducting any transfer or issue tax, deliver to the person exercising such right an amount of cash or shares of the Company's Common Stock or a combination thereof with a value equal to the differential minus withholding taxes, if any. No fractional share of Common Stock shall be issued; rather, the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be disregarded.

               (ii) The exercise of a Tandem Right shall automatically result in the surrender of the Related Option by the participant on a share for share basis. Likewise, the exercise of a stock option shall automatically result in the surrender of the related Tandem Right.

               (iii) The Committee may impose any other terms and conditions it prescribes upon the exercise of a stock appreciation right, which conditions may include a condition that the stock appreciation right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

          (c) LIMITATION ON PAYMENTS. Notwithstanding any other provision of the Plan, the Committee may from time to time determine, including at the time of exercise, the maximum amount of cash or stock which may be given upon exercise of any stock appreciation right in any year; provided, however, that all such amounts shall be paid in full no later than the end of the year immediately following the year in which the participant exercised such stock appreciation rights. Any determination under this paragraph may be changed by the Committee from time to time provided that no such change shall require the participant to return to the Company any amount theretofore received or to extend the period within which the Company is required to make full payment of the amount due as the result of the exercise of the participant's stock appreciation rights.

          (d) EXPIRATION OF STOCK APPRECIATION RIGHTS. Unless earlier terminated under Section 8, each Tandem Right shall expire on the date on which the Related Option expires or terminates, and each Separate Right shall expire on the date prescribed by the Committee.

     7.   RESTRICTED STOCK.

          (a) GRANT. The Committee may grant shares of the Company's Common Stock to persons eligible for grants under the Plan, subject to such restrictions, if any, as may be determined by the Committee, including but not limited to that person's continuous employment by or service to the Company for a specified period of time or the attainment of specified performance goals or objectives by that person, a group of persons or the Company as a whole. The determination as to whether to impose any such vesting schedule or performance criteria, and the terms of such schedule or criteria, shall be within the sole discretion of the Committee. These terms and conditions may be different for different participants.

          (b) VOTING RIGHTS. A participant will have all voting, dividend, liquidation and other rights with respect to the shares of restricted stock in accordance with its terms upon becoming the holder of record of such stock; provided, however, that the participant shall have the right to sell or otherwise transfer such stock only to the extent that vesting and performance criteria have been satisfied. Such limitations may be enforced, in the sole discretion of the Committee, by placing a restrictive legend on the stock certificates, or by making arrangements for custody of the stock certificates.

     8.   EARLY TERMINATION.

          (a) DEATH OR DISABILITY. If a participant's employment or engagement by the Company terminates because of total disability (as defined below) or because of retirement at 65 years of age or later, any options or stock appreciation rights granted to such participant shall expire three (3) months after such termination. If the participant dies while employed or engaged by the Company, to the extent that the option was exercisable at the time of the participant's death, such option may, within one year after the participant's death, be exercised by the person or persons to whom the participant's rights under the option pass by will or by the applicable laws of descent and distribution; provided, however, that an option or stock appreciation right may not be exercised after the expiration date as originally granted. In the event of termination by reason of death or total disability as described in this paragraph, all employment period and other restrictions applicable to restricted stock then held by the participant shall lapse, and such stock shall become fully nonforfeitable.

               An employee who is absent from work with the Company because of total disability, as defined below, shall not by virtue of such absence alone be deemed to have terminated such participant's employment with the Company. All rights which such participant would have had to exercise options or stock appreciation rights granted hereunder will be suspended during the period of such absence and may be exercised cumulatively by such participant upon return to the Company so long as such rights are exercised prior to the expiration of the option or stock appreciation right as originally granted. For purposes of the Plan, "total disability" means disability, as a result of sickness or injury, to the extent that the participant is prevented from engaging in any substantial gainful activity and is eligible for and receives a disability benefit under Title II of the Federal Social Security Act.

          (b) OTHER TERMINATIONS. If a participant's employment or engagement by the Company terminates for any other reason, whether terminated by the participant or the Company, with or without cause, then
(i) all options granted to such participant under the Plan shall terminate and no longer be exercisable as of the date of such termination, and (ii) any restricted stock as to which the employment period or other restrictions have not been satisfied shall be forfeited. The preceding sentence will not apply if the participant becomes or remains a non-employee officer, director, advisor or independent contractor. In that event, any Incentive Stock Option held by the participant shall be converted to a Nonqualified Stock Option on the date the participant's employment or engagement terminates.

          (c) WAIVER OF VESTING RESTRICTIONS. In any circumstance described in this section, the Committee shall have the discretion to waive any vesting restrictions on the participant's restricted stock, options or rights, or the early termination thereof.

     9. CAPITAL ADJUSTMENTS. If any changes are made to the shares of Common Stock (whether by reason of reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), the Committee shall make the adjustments it deems appropriate in: (i) the number of outstanding stock options and stock appreciation rights, (ii) the option price thereof, and
(iii) the aggregate number of shares which may be made subject to stock options or which may be granted to any one participant hereunder. If any such adjustment results in a fractional share, the fraction shall be disregarded.

     10. NONTRANSFERABILITY. During a participant's lifetime, a right or an option may be exercised only by the participant. Options and rights granted under the Plan, restricted stock as to which the vesting and performance criteria have not been satisfied, and the rights and privileges conferred thereby, shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law (including Exchange Act Rule 16b-3), the Committee may, in its sole discretion, (i) permit a recipient of a Nonqualified Stock Option to designate in writing during the participant's lifetime a beneficiary to receive and exercise the participant's Nonqualified Stock Options in the event of such participant's death, (ii) grant Nonqualified Stock Options that are transferable to the immediate family or a family trust of the participant, and (iii) modify existing Nonqualified Stock Options to be transferable to the immediate family or a family trust of the participant. Any other attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option or right or unvested restricted stock under the Plan, or of any right or privilege conferred thereby, contrary to the provisions of the Plan shall be null and void.

     11. RESALE OF SHARES PURCHASED. Except as provided in Section 7 with respect to restricted stock, all shares of stock acquired under the Plan may be freely resold, subject to applicable state and federal securities laws restricting their transfer. However, the Company may impose various conditions to exercise of an option, including a requirement that the person exercising such option represent and warrant that, at the time of such exercise, the shares of Common Stock being purchased are being purchased for investment and not with a view to resale or distribution thereof. In addition, the resale of shares purchased upon the exercise of Incentive Stock Options may cause the employee to lose certain tax benefits if the employee fails to comply with the holding period requirements described in Section 5(e) hereof.

     12. ACCELERATION OF RIGHTS AND OPTIONS. If the Company or its shareholders agree to dispose of all or substantially all of the assets or stock of the Company (whether by sale, merger or other reorganization, liquidation, or otherwise), any right or option granted pursuant to the Plan shall become immediately and fully exercisable during the period from the date of the agreement to the date the agreement is consummated (or, if earlier, the date the right or option terminates in accordance with the
Plan). However, no option or right shall be accelerated under this section if the shareholders of the Company immediately before the contemplated transaction will own 50% or more of the total combined voting power of all classes of voting stock of the surviving entity (whether the Company or some other entity) immediately after the transaction. In the event the contemplated transaction terminates without being consummated, the options and rights granted pursuant to the Plan shall thereafter be treated as if that agreement had never been entered into.

     13. TAX WITHHOLDING. Each participant agrees that, if and to the extent required by law, the Company shall withhold or require the payment by the participant of any state, federal or local taxes resulting from the exercise of an option or right or the grant or vesting of restricted stock; provided, however, that to the extent permitted by law, the Committee may in its discretion, permit some or all of such withholding obligation to be satisfied by the delivery by the participant of, or the retention by the Company of, shares of its Common Stock.

     14. COMPLIANCE WITH SECURITIES LAWS. Shares shall not be issued with respect to any option or right granted under the Plan unless the exercise of that option and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder and the requirements of any stock exchange or automated quotation system upon which shares of the Company's stock may then be listed or traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Each participant must consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the exercise of the option or right restricting their transferability as may be required by law, the option or right, or the Plan.

     15. REPORTS TO PARTICIPANTS. The Company shall furnish to each participant a copy of the annual report, if any, sent to the Company's shareholders. Upon written request, the Company shall furnish to each participant a copy of its most recent annual report, if any, filed with the Securities and Exchange Commission and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

     16. NO EMPLOYEE CONTRACT. The grant of restricted stock or an option or right under the Plan shall not confer upon any participant any right with respect to continuation of employment by, or the rendition of advisory or consulting services to, the Company, nor shall it interfere in any way with the Company's right to terminate the participant's employment or services at any time.

     17. NONEXCLUSIVITY OF THE PLAN. Approval of the Plan does not create any limitations on the authority of the Company to adopt other incentive or compensation arrangements of any nature, nor does it modify any other compensation practice of the Company.

     18. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The Committee may at any time suspend or terminate the Plan and (except as described below) may amend it from time to time in such respects as the Committee may deem advisable in order that options and rights granted hereunder shall conform to any change in the law, or in any other respect which the Committee may deem to be in the best interests of the Company. However, no such amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any option or stock appreciation rights theretofore granted to a participant under the Plan. Further, no such amendment shall, without shareholder approval: (a) increase the total number of shares available for grants of options or rights under the Plan (except as provided by Section 9 hereof); or (b) effect any change to the Plan which is required by law (including without limitation the regulations promulgated under Section 422 of the Code) to be approved by the shareholders.

     19. EFFECTIVE DATE. The effective date of the Plan shall be March 19, 1999. The Plan shall be submitted for ratification by the Company's shareholders as required by applicable law (including as required to qualify for the "qualified performance based compensation" exception to Code Section 162(m)). Until the Plan has been ratified by the Company's shareholders, all grants under the Plan also shall be subject to shareholder ratification.

     20. TERMINATION DATE. Unless the Plan shall have been previously terminated by the Committee, the Plan shall terminate on March 18, 2009, and no stock, option or right shall be granted after that date. Stock, options and rights outstanding under the Plan at that date shall continue to be governed by the provisions of the Plan.